UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2015, the board of directors (the “Board”) of Zillow Group, Inc. appointed Kathleen Philips, currently Zillow Group’s Chief Operating Officer, as Zillow Group’s Chief Financial Officer and Treasurer, effective as of August 7, 2015, to succeed Chad Cohen, whose resignation has previously been announced and will be effective on the same date. Ms. Philips will no longer serve as Zillow Group’s Chief Operating Officer, as of the effective date of her new position, and will continue to serve as Zillow Group’s Chief Legal Officer and Corporate Secretary. In her capacity as Chief Financial Officer, Ms. Philips will also serve as Zillow Group’s principal accounting officer. In connection with her appointment as Chief Financial Officer and Treasurer, the Board increased Ms. Philips’ base salary to $450,000.

Ms. Philips, 48, served as Zillow Group’s predecessor, Zillow, Inc.’s (“Zillow’s”) Chief Operating Officer since August 2013. Ms. Philips served as Zillow’s General Counsel from July 2010 to September 2014 and as Zillow’s Chief Legal Officer from September 2014 to February 2015. Ms. Philips has served as Zillow Group’s Chief Operating Officer, Chief Legal Officer and Secretary since February 2015. Ms. Philips served as General Counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as General Counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as General Counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as General Counsel at Hotwire, Inc., an online travel company, from 2001 to 2004 and as its Corporate Counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago.

On August 3, 2015, the Board also appointed Amy C. Bohutinsky, currently Zillow Group’s Chief Marketing Officer, as Zillow Group’s Chief Operating Officer, effective as of August 7, 2015. Ms. Bohutinsky will no longer serve as Chief Marketing Officer as of the effective date of her new position. In connection with her appointment as Chief Operating Officer, the Board increased Ms. Bohutinsky’s base salary to $450,000.

Ms. Bohutinsky, 40, served as Zillow’s Chief Marketing Officer from March 2011 to February 2015, when she became Zillow Group’s Chief Marketing Officer. Since joining Zillow in 2005, Ms. Bohutinsky has held many leadership positions, including Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., including Director of Corporate Communications. Ms. Bohutinsky previously worked for Blanc & Otus, a technology public relations firm, from 2000 to 2001 and was formerly a broadcast journalist with various local network affiliates. Ms. Bohutinsky serves on the board of directors of Avvo, Inc., a privately held online legal marketplace, and Hotel Tonight, Inc., a privately held mobile-based hotel booking service. Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.

On August 3, 2015, the Board appointed Greg Schwartz, currently Zillow Group’s Chief Revenue Officer, as Zillow Group’s Chief Business Officer, effective as of August 7, 2015. Mr. Schwartz, 43, served as Zillow’s Chief Revenue Officer from September 2010 to February 2015, at which time he became Chief Revenue Officer of Zillow Group. Prior to his promotion to Chief Revenue Officer of Zillow, Mr. Schwartz served as its Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a B.A. in Political Science from Hamilton College.

Mr. Schwartz’s bonus letter agreement (the “Letter Agreement”) with Zillow Group that describes the terms of his annual incentive cash-based bonus opportunities was amended and restated, effective as of August 3, 2015, to allow the Compensation Committee of the Board, in its discretion, to award a bonus at less than the target amount in the event a performance metric is achieved at 95% or greater of the target goal. The foregoing description of the amended and restated Letter Agreement is qualified in its entirety by reference to the full text of the amended and restated Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Letter Agreement dated August 3, 2015, by and between Zillow Group, Inc. and Greg M. Schwartz

99.1	Press release dated August 3, 2015 entitled “Zillow Group Announces Key Executive Promotions” issued by Zillow Group, Inc. on August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2015	ZILLOW GROUP, INC.

	By:	/s/ Spencer M. Rascoff
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Letter Agreement dated August 3, 2015, by and between Zillow Group, Inc. and Greg M. Schwartz

99.1	Press release dated August 3, 2015 entitled “Zillow Group Announces Key Executive Promotions” issued by Zillow Group, Inc. on August 3, 2015.